Exhibit 10.9

SERIES B PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES B PREFERRED SHARE Purchase Agreement (the “Agreement”) is made as of the 4 day of October, 2017 (the “Effective Date”), by and between Entera Bio Ltd., an Israeli company (the "Company") and the Investors whose names are listed in Exhibit A hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company wish to raise capital from the Investors (the “Financing”) by means of issuance of Series B Preferred Shares of the Company, with par value of NIS 0.01 per share (the “Preferred B Shares”), at a price per share of US $908.78 for each Preferred B Share (the “PPS”), for an aggregate purchase price of at least US $10,000,000 (the “Required Investment Amount”) and up to a maximum investment amount of US $23,500,000 (the “Maximum Investment Amount”) and up to a maximum of issuance of 25,858 Preferred B Shares (the “Maximum Purchased Shares”);

WHEREAS, the Investors desire to invest in the Company pursuant to the terms and conditions more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows.

1.	The Transactions

1.1.                      Issuance and Purchase of the Preferred B Shares at the Initial Closing. Subject to the terms and conditions hereof (including without limitation, the receipt of at least the Required Investment Amount from the Initial Investors(as hereafter defined)), the Company shall issue and sell to Investors purchasing Preferred B Shares at the Initial Closing (the “Initial Investors”), and each of the Initial Investors shall, severally and not jointly, purchase from the Company (each in the amount set out in the Purchase Price column set out opposite each Initial Investor’s name on Exhibit A, as may be amended at each of the Deferred Closing (as defined below)) at the Initial Closing (as defined below), the respective number of Preferred B Shares as set forth opposite to each Initial Investor’s name in Exhibit A in consideration for a price per each share equal to the PPS. The aggregate investment amount to be invested by all Initial Investors at the Initial Closing shall be deemed as the “Initial Purchase Price”, and aggregate number of Preferred B Shares to be purchased by all Initial Investors shall be deemed as the “Initial Purchased Shares”.

1.2.                      Conversion of the 2016 Convertible Loans at the Initial Closing. Simultaneously with the Initial Closing, the Loan Obligations (as such term is defined in the 2016 CLA) extended to the Company pursuant to those certain Convertible Loan Agreements dated as of June 14, 2016 by the Lenders listed therein (the “2016 CLA”), shall be automatically converted into such number of Series B-1 Preferred Shares of the Company, par value of NIS 0.01 per share (the “Preferred B-1 Shares”, and together with the Preferred B Shares, the “Class B Preferred Shares”), according to the terms and conditions of the 2016 CLA, and subject to tax withholding as required according to applicable tax laws.

1.3.                      Issuance and Purchase of Shares at Deferred Closing(s). Until October 25, 2017, the Company may, at its sole discretion, effect one or more deferred closings (each, a “Deferred Closing”, and together with Initial Closing, the “Closing(s)”), on the same terms and conditions as those contained in this Agreement, and issue and allot at such Deferred Closings additional Preferred B Shares (in an amount not to exceed the Maximum Purchased Shares minus the Initial Purchased Shares) (the “Deferred Closing Shares”) at the PPS, to one or more investors (including to the Lenders of the 2016 CLA according to its terms) (the “Additional Investors”, as set forth in Exhibit A, as amended at the Deferred Closings, and together with the Initial Investors, the “Investors”). The aggregate investment amount to be invested by all Deferred Investors at the Deferred Closings shall be deemed as the “Deferred Purchase Price” (together with the Initial Purchase Price, the “Purchase Price”), and the aggregate number of

Preferred B Shares to be purchased by all Investors at the Deferred Closings shall be deemed as the “Deferred Purchased Shares” (together with the Initial Purchased Shares, the “Purchased Shares”). For the avoidance of doubt the Purchase Price shall not exceed the Maximum Investment Amount. Each Deferred Investor shall be required to execute the signature page of this Agreement. Exhibit A will be updated to reflect each Deferred Closing.

2.	Initial Closing

2.1.                      Initial Closing. The transaction set forth in Sections 1.1 and 1.2 above shall take place at such date, time and place as the Company and the Initial Investors holding the majority of the Initial Purchase Price, including the affirmative consent of D.N.A Biomedical Solutions Ltd. (the “Majority Investors”) shall mutually agree (the “Initial Closing”, and the “Initial Closing Date”).

2.2.                      Transactions at the Initial Closing. At the Initial Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.2.1.      The Company shall issue the Initial Purchased Shares to the Initial Investors, as provided in Section 1.1 hereof.

2.2.2.      The Company shall deliver to the Initial Investors the following documents or cause the following actions to be completed:

2.2.2.1.                     Copies of minutes of the Company's shareholders, in the form attached hereto as Schedule 2.2.2.1(A), by which, among other things, (i) the share capital of the Company shall have been modified to create the new series of Class B Preferred Shares and the Existing Articles have been replaced with the Amended and Restated Articles of Association attached hereto as Schedule 2.2.2.1(B) (the “Amended Articles”), (ii) the shareholders of the Company shall have waived any preemptive in connection with the issuance of the Purchased Shares, and (iii) this Agreement and all other Transaction Documents (as defined below), shall have been approved;

2.2.2.2.                     Copies of minutes of the resolutions of the Board of Directors of the Company (the “Board”), in the form attached hereto as Schedule 2.2.2.2, by which the Company's Board (i) approves the issuance and the sale of the Initial Purchased Shares to the Initial Investors, (ii) recommends to the Company's shareholders to adopt the Amended Articles, and (iii) approves this Agreement and all other Transaction Documents;

2.2.2.3.                     Validly executed share certificates representing the Initial Purchased Shares, issued in the names of the Initial Investors, in the form attached hereto as Schedules  2.2.2.3;

2.2.2.4.                     The Company shall register the allotment of the Initial Purchased Shares to the Initial Investors in the Shareholders Register of the Company.

2.2.3.     The Initial Investors shall, severally and not jointly, cause the transfer to the Company of the applicable portions of the Initial Purchase Price in consideration of the Initial Purchased Shares, by wire transfer to the Company’s bank account as designated by the Company in writing prior to the Initial Closing.

2.2.4.     The Company and the Initial Investors shall execute and deliver the Investors’ Rights Agreement in the form attached hereto as Schedule 2.2.4 (the “IRA”).

2.2.5.     Each Investor, which is deemed to be an interested party as determined according to the Israeli Securities law shall execute and deliver to the company undertakings to the National Technological Innovation Authority (formerly the Israeli Office of the Chief Scientist - hereinafter referred to as the "OCS"), as required by the provisions of the Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 in the form attached hereto as Schedule 2.2.5 (the "OCS Undertakings").

3.	Deferred Closing

3.1.                      Initial Closing. The transaction set forth in Section 1.3 above shall take place at such date, time and place as the Company shall determine at its sole discretion, in the form of one or more installments, provided that the last Deferred Closing shall occur no later than October 25, 2017 (each such Deferred Closing shall occur on a “Deferred Closing Date”).

3.2.                      Transactions at the Deferred Closing. At the Deferred Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

3.2.1.      Each Deferred Investor shall execute the signature page of this Agreement.

3.2.2.      The Company shall issue the Deferred Purchased Shares to the Deferred Investors, as provided in Section 1.3 hereof.

3.2.3.      The Company shall deliver to the Deferred Investors validly executed share certificates representing the Deferred Purchased Shares, issued in the names of the Deferred Investors, and shall register the allotment of the Deferred Purchased Shares to the Deferred Investors in the Shareholders Register of the Company.

3.2.4.      The Deferred Investors shall, severally and not jointly, cause the transfer to the Company of the applicable portions of the Deferred Purchase Price in consideration of the Deferred Purchased Shares, by wire transfer to the Company’s bank account as designated by the Company in writing prior to the Deferred Closing.

3.2.5.      The Deferred Investors shall execute and deliver the IRA.

3.2.6.      Each Deferred Investor, which is deemed to be an interested party as determined according to the Israeli Securities law shall execute and deliver to the company the OCS Undertaking.

4.	Representations and Warranties of the Company

The Company hereby represents and warrants to the Investors, that except as set forth on the Disclosure Schedule attached as Exhibit 4 to this Agreement (the “Original Disclosure Schedule”), which exceptions shall be deemed to be part of the of the representations and warranties made hereunder (and which may be amended from time to time), the each of the representations and warranties contained in this Section 4 is true in all material respects as of the date hereof, the Initial Closing Date and the Deferred Closing Dates (or, if a representation or warranty is made as of a specified date, as of such date), provided that the Company may amend and update the Disclosure Schedule (the “Amended Disclosure Schedule”, and together with the Original Disclosure Schedule, the “Disclosure Schedule”) and provide the Investors with the Amended Disclosure Schedule prior to each Deferred Closing (for avoidance of doubt, each Amended Disclosure Schedule shall be deemed as Disclosure Schedule for all intents and purposes under this Agreement), and acknowledges that the Investors are entering into this Agreement in reliance thereon, as follows.

4.1.                      Organization. The Company is duly organized and validly existing under the laws of the State of Israel, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. The Company has all requisite power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The Articles of Association of the Company as in effect immediately prior to the Initial Closing (until the adoption of the Amended Articles) are attached hereto as Schedule 4.1 (the “Existing Articles”).

4.2.                      Subsidiaries. The Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

4.3.                      Capitalization. The capitalization table of the Company attached hereto as Schedule 4.3 (the “Capitalization Table”), sets forth the number and class of shares held by each shareholder of the Company, the total number of reserved and granted/promised options, warrants to purchase the share capital of the Company immediately prior to and immediately following the Initial Closing. The post-closing Capitalization Table as of the Effective Date reflects an Initial Purchase Price of US $10,000,000, provided however that such Capitalization Table shall be updated upon the Initial Closing to reflect the actual Initial Purchase Price, which in any case shall be at least US $10,000,000. All issued and outstanding share capital of the Company has been duly authorized, and is validly issued and outstanding and fully paid and non-assessable. The Purchased Shares, when issued, sold and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable, free of any preemptive rights, will have the rights, preferences, privileges, and restrictions set forth in the Amended Articles, and duly registered in the name of each Investor in the Company's register of shareholders.

4.4.                      Authorization; Approvals. All corporate action on the part of the Company necessary for the authorization, execution, delivery, and performance of all of the Company's obligations under this Agreement and any and all other agreements executed or documents delivered in connection herewith or therewith (collectively, the “Transaction Documents”), and for the authorization, issuance, and sale of the Purchased Shares being sold under this Agreement has been (or will be) taken prior to the Initial Closing. The Transaction Documents, when executed and delivered by or on behalf of the Company shall constitute the valid and legally binding obligations of the Company and legally enforceable against the Company in accordance with their respective terms. Other than the execution of undertakings to the OCS by certain Investors, if required by law, no consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on the part of the Company is required that has not been, or will not have been, obtained by the Company prior to the Initial Closing in connection with the valid execution, delivery and performance of the Transaction Documents or the offer, sale, or issuance of the Preferred Series B Shares other than filings with the Israeli Registrar of Companies to be effected following the Initial Closing.

4.5.                      No Breach. Neither the execution and delivery of any of the Transaction Documents nor compliance by the Company with the terms and provisions thereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) the Existing Articles, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, (iii) any material agreement to which the Company is a party or to which it is subject, or (iv) applicable law.

4.6.                      Litigation. To the knowledge of the Company, no action, suit, litigation, proceeding or audit, nor an examination of any governmental entity of which the Company was notified, nor any governmental inquiry or investigation is pending or, to the knowledge of the Company, threatened against the Company, before any court, arbitration board or tribunal or administrative or other governmental agency.

4.7.                      Government Funding. Other than a grant of approximately US $450,000 from the OCS,

the Company has not received any grant or other support or benefits (including, without limitation, tax benefits) from any Israeli or foreign government entity or agency.

4.8.                      Limitation of Liability. Each representation made herein by the Company is deemed to be made on the date of the Initial Closing and shall survive and remain in full force and effect after the Initial Closing for a period of one (1) year from the Initial Closing Date. The Company’s liabilities towards each Investor in connection with the Company’s representations and warranties shall be limited to the amount invested by such Investor hereunder. Notwithstanding the above, no claim or claims under this Section 1.1 shall be brought, unless the aggregate amount of such claim(s) shall exceed US $100,000, provided that in case of a claim or claims in excess of the aforesaid threshold, the claim will apply for the entire amount (i.e., from the first dollar).

4.9.                      Additional Representations and Warranties. The Company hereby represents and warrants to the Investors the additional representations set forth in Exhibit 4.9 to this Agreement.

5.	Representations and Warranties of the Investors

Each Investor hereby represents and warrants, severally and not jointly, as of the Initial Closing Date, to the Company as follows:

5.1.                      Experience; Speculative Nature of Investment. The Investor has experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Investor further acknowledges that this Agreement and the issuance of the Purchased Shares hereunder do not constitute a promise or guaranty by the Company or its shareholders or directors as to the financial or commercial success of the Company or the future value of its shares.

5.2.                      Investment.  Such Investor is acquiring the Purchased Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, in each case, unless otherwise agreed in writing prior to or on the Effective Date by the Company and the Investor.

5.3.                      Enforceability.  The Transaction Documents, when executed and delivered by such Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

5.4.                      Authorization. The execution, delivery and performance of the obligations of such Investor hereunder have been duly authorized by all necessary corporate action.

5.5.                      Due Diligence. The Investor has had an opportunity to ask the Company questions regarding the business, properties, prospects and financial condition of the Company. The Investor acknowledges that any projections provided (if any) by the Company are uncertain in nature, and that some or all of the assumptions underlying such projections may not materialize or will vary significantly from actual results

5.6.                      Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

5.7.                      Restricted Securities. The Purchased Shares have not been and will not be registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Each Investor is aware that, except as set forth in the IRA, the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The sale and issuance of the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption from registration which depends upon, among other things, the accuracy of the Investor’s representations as expressed herein.

5.8.                      The Investor understands that the Purchased Shares and any securities issued in respect of or exchange for the Purchased Shares, may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a)                     Any legend set forth in, or required by, the other Transaction Agreements.

(b)                    Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

6.	Conditions of Closing of the Investors

The obligations of the Investors to transfer the applicable Purchase Price at each of the Initial and Deferred Closings, as applicable, are subject to the fulfillment at or before the applicable Closings of the following conditions precedent, any one or more of which may be waived in whole or in part by the Investors, which waiver shall be at the sole discretion of the Majority Investors in the event of the Initial Closing, or the investors holding the majority of the Purchase Price of each Deferred Closing, as applicable:

6.1.                      The representations and warranties made by the Company in this Agreement shall have been true and correct when made, and shall be true and correct as of the applicable Closing as if made on the date of the applicable Closing.

6.2.                      All covenants, agreements, and conditions (including all corporate proceedings) contained in this Agreement to be performed or complied with by the Company prior to the applicable Closing shall have been performed or complied with by the Company prior to or at the applicable Closing.

6.3.                      The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement, if any, and to issue the applicable Purchased Shares at the applicable Closing.

6.4.                      All of the documents to be delivered by the Company pursuant to Sections 2.2 or 3.2, as applicable, shall have been delivered to the Investors.

7.	Conditions of Closing of the Company

The Company’s obligations at each of the Initial and Deferred Closings shall be subject to:

7.1.                      The Investors causing the transfer to the Company of the applicable Purchase Price for the applicable Purchased Shares.

7.2.                      The representations and warranties made by the Investors herein shall have been true and correct in all respects when made and shall be true and correct on the date of the applicable Closing.

7.3.                      All covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by the Investors prior to the applicable Closing, shall have been performed or complied with by the Investors.

7.4.                      All of the documents to be delivered by the Investors pursuant to Sections 2.2 or 3.2, as applicable, shall have been delivered to the Company.

8.	Conditions of Initial Closing of the Company and the Investors; Termination. The Investors' and the Company’s obligations at the Initial Closing shall be subject to the receipt by the Company of an aggregate Initial Purchase Price from the Investors in an amount of at least US $10,000,000. Notwithstanding anything to the contrary in this Agreement, if the closing condition set forth in this Section 8 is not met by October 25, 2017 (the “Cut-off Date”), then this Agreement shall effective as of the Cut-off Date immediately and automatically terminate and be of no force and effect, without requiring any further actions on behalf of the either of the parties to this Agreement, and neither of the parties to this Agreement shall have any further obligations or claims to any of the other parties to this Agreement following the termination of this Agreement according to this Section 8.

9.	Miscellaneous

9.1.                      Further Assurances. From and after the date of this Agreement, upon the request of the Company, the Company and the Investors shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

9.2.                      No Public Disclosure. Other than with respect to publishing a prospectus by the Company in connection with a future initial public offering of its securities, with respect to the Lenders pursuant to the Convertible Loans, or with respect to potential future investors and/or lenders to the Company, no party hereto shall publicly announce or disclose the existence of this Agreement or its terms and conditions, or advertise or release any publicity regarding this Agreement or the transactions contemplated hereunder (the “Transaction Terms”), without the prior written consent of the Company and the Majority Investors, except that (i) the parties hereto may disclose to third parties any information regarding the Transaction Terms which is known or becomes known to the public in general (other than as a result of a breach of this Section 9.2 by the disclosing party), and (ii) the parties hereto may disclose Transaction Terms to the extent legally required in order to comply with any court order, applicable law or order from regulatory authorities.

9.3.                      Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, excluding that body of law pertaining to conflict of law. The competent courts in Tel Aviv-Jaffa district shall have exclusive jurisdiction over any dispute or claim arising in connection with or as a result of this Agreement; provided however that notwithstanding the foregoing, only with respect to any individual Investor who is a resident of the United States of America or Canada or any Investor who is a legal entity incorporated in the United States of America or Canada: (i) each of the Company and any such Investor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; (ii) the Company and such Investor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof; (iii) nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law; and (iv) the prevailing party, as determined by such court shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party.

9.4.                      Successors and Assigns; Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of the transfer of the applicable Purchased Shares by an Investor according to the terms and conditions of the Amended Articles.

9.5.                      Entire Agreement; Amendment and Waiver. This Agreement and the Schedules attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and the Investors holding the majority of the Purchase Price, including the affirmative consent of D.N.A Biomedical Solutions Ltd.

9.6.                      Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be faxed, or mailed, postage prepaid, or otherwise delivered by electronic mail, hand or by guaranteed courier, addressed to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to the Investors:	The address set forth in the signature page.

if to the Company:

Entera Bio Ltd.
Jerusalem Bio Park

PO Box 12117

Jerusalem 91220

Tel: +972-54-535-2683

Attn: Dr. Phillip Schwartz

E-mail: phillip@enterabio.com

with a copy (which shall not constitute notice) to:

Herzog Fox & Neeman,

4 Weizmann Street,

Tel-Aviv 6423904, Israel

Attn: Yair Geva, Adv.; Tomer Farkash, Adv.

Fax no. +972-3-6966464

Email: gevay@hfn.co.il, farkasht@hfn.co.il

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 9.6 shall be effective (i) if mailed, two (2) business days after mailing, (ii) if sent by guaranteed courier, the second day following pick-up by the guaranteed courier, and (iii) if faxed, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt. Notices sent by electronic mail shall be deemed received upon confirmation of receipt of such electronic mail message.

9.7.                    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

9.8.                    Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

9.9.                    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

9.10.                  Expenses. Each Party shall be responsible and shall bear its own respective costs and expenses related to this Agreement and the performance of its obligations hereunder, including all of its respective tax consequences.

9.11.                  Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have signed this Series B Preferred Share Purchase Agreement as of the date first hereinabove set forth.

The Company:

ENTERA BIO LTD.

By:	/s/ Phillip Schwartz
Name:	Phillip Schwartz
Title:	CEO

[Signature Page to Entera Bio Ltd. Series B Preferred SPA]

The Investor:

By:
Name:
Title:
Address:

Purchase Price: US$

[Signature Page to Entera Bio Ltd. Series B Preferred SPA]

Exhibit A

Investors

Initial Closing – October 4, 2017

Name of Investor	Address	Purchase Price at the Initial Closing (in US$)	Number of Preferred B Shares to be purchased at the Initial Closing
D.N.A. Biomedical Solutions Ltd.	[Intentionally omitted]	6,000,000.00	6,602
Robert Stricker		99,965.80	110
Jean Marc Bara		99,965.80	110
Gary S. Gladstein 2009 Revocable Trust		125,411.60	138
Ruth T. Benanav Revocable Trust)		124,502.86	137
Efrat Investments		49,982.90	55
FirstFire Global Opportunities Fund LLC		49,982.90	55
Thomas J. Holevas		49,982.90	55
Harold and Nancy Jacob		24,537.06	27
Gil Barel		49,982.90	55
Oren Elbaz		29,989.74	33
Avi Domoshevizki		49,982.90	55
Piada Investment		99,965.80	110
Rosalind Capital Partners L.P		567,078.72	624
Rosalind Master Fund L.P.		232,647.68	256
Gerald Lieberman	[Intentionally omitted]	99,965.80	110
Centillion Fund	[Intentionally omitted]	324,434.46	357
Gal Gordon		49,982.90	55
Revach Fund LP Investment		12,726.00	14
Phillip Schwartz		5,453.00	6
Northlea Partners LLLP	[Intentionally omitted]	24,537.06	27
Republic Construction Corporation	[Intentionally omitted]	25,445.84	28

Name of Investor	Address	Purchase Price at the Initial Closing (in US$)	Number of Preferred B Shares to be purchased at the Initial Closing
Joe N. & Jamie W. Behrendt Revocable Trust dtd 10/30/96	[Intentionally omitted]	24,537.06	27
Gibralt US, Inc.	[Intentionally omitted]	249,914.50	275
Bozarth LLC	[Intentionally omitted]	49,982.90	55
Richard A Brown Trust	[Intentionally omitted]	127,229.20	140
Alexander J. Brown Trust	[Intentionally omitted]	127,229.20	140
Robert G. Curtin	[Intentionally omitted]	27,263.40	30
Robert G. Curtin 401k	[Intentionally omitted]	299,897.40	330
Rob DeSantis	[Intentionally omitted]	199,931.60	220
Stephen A. DiChiara	[Intentionally omitted]	29,989.74	33
James L. Dritz	[Intentionally omitted]	25,445.84	28
Norm Dumbroff	[Intentionally omitted]	19,993.16	22
Robert D. Frankel	[Intentionally omitted]	14,540.48	16
Charles Freeland	[Intentionally omitted]	9,996.58	11
John P. Funkey Revocable Trust dtd 2/26/90	[Intentionally omitted]	19,993.16	22
John O. Gallant	[Intentionally omitted]	39,986.32	44
Albert Gentile & Hiedi Gentile	[Intentionally omitted]	29,989.74	33
Richard Gostanian	[Intentionally omitted]	49,982.90	55
Gubbay Investments LLC	[Intentionally omitted]	34,533.64	38
Joel L. Hochman Revocable Trust UAD 12/8/1994	[Intentionally omitted]	49,982.90	55
Edward O'Connell	[Intentionally omitted]	19,993.16	22

Name of Investor	Address	Purchase Price at the Initial Closing (in US$)	Number of Preferred B Shares to be purchased at the Initial Closing
Michael J. Pierce	[Intentionally omitted]	249,914.50	275
Casimir S. Skrzypczak	[Intentionally omitted]	29,989.74	33
David & Susan Stollwerk	[Intentionally omitted]	24,537.06	27
Howard Stringer	[Intentionally omitted]	24,537.06	27
Clayton Struve	[Intentionally omitted]	49,982.90	55
Raphael Tshibangu	[Intentionally omitted]	25,445.84	28
The Elizabeth M. Walenczyk 2011 Revocable Trust	[Intentionally omitted]	99,965.80	110
Michael Zimmerman	[Intentionally omitted]	18,175.60	20

Deferred Closing Investors – October 25, 2017

Name of Investor	Address	Purchase Price at the Deferred Closing (in US$)	Number of Preferred B Shares to be purchased at the Deferred Closing
Asaf Oren		49,982.90	55
Lars Bader	[Intentionally omitted]	500,737.78	551
Yisroel Brauner & Chana Brauner	[Intentionally omitted]	50,891.68	56
Meryle Evans Family Trust	[Intentionally omitted]	50,891.68	56
Andrew & Melissa Fisher	[Intentionally omitted]	50,891.68	56
Walter G. Gans	[Intentionally omitted]	18,175.60	20
M & M Investors (Partnership)	[Intentionally omitted]	99,965.80	110

Name of Investor	Address	Purchase Price at the Deferred Closing (in US$)	Number of Preferred B Shares to be purchased at the Deferred Closing
Clay Lebhar	[Intentionally omitted]	50,891.68	56
Clyde Smith McGregor & LeAnn Pedersen Pope Revocable Trust U/A/D 10/22/16	[Intentionally omitted]	908,780.00	1,000
Daniel Michael	[Intentionally omitted]	49,982.90	55
Gilbert S. Omenn	[Intentionally omitted]	100,874.58	111
David M. Rickey Trust dtd 5/8/02	[Intentionally omitted]	25,445.84	28
Dyke Rogers	[Intentionally omitted]	50,891.68	56
Sack Investment Holdings SAS, LLC	[Intentionally omitted]	49,982.90	55
Sack Family Partners, LP	[Intentionally omitted]	49,982.90	55
Whiting Holdings, LP	[Intentionally omitted]	100,874.58	111